                                                                   EXHIBIT 10.02



================================================================================





                       LIMITED LIABILITY COMPANY AGREEMENT
                                       of
                              MARKETWATCH.COM, LLC
                                     between
                                    CBS INC.
                                       and
                          DATA BROADCASTING CORPORATION





                          Dated as of October 29, 1997





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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   Definitions

SECTION 1.01.     Definitions ................................................................................1
SECTION 1.02.     Definitions Generally.......................................................................4


                                   ARTICLE II

                               General Provisions

SECTION 2.01.     Formation...................................................................................4
SECTION 2.02.     Name .......................................................................................4
SECTION 2.03.     Term .......................................................................................4
SECTION 2.04.     Purpose ....................................................................................4
SECTION 2.05.     Registered Office/Agent.....................................................................5
SECTION 2.06.     Principal Office............................................................................5
SECTION 2.07.     Members ....................................................................................5


                                   ARTICLE III

                              Capital Contributions

SECTION 3.01.     Initial Capital Contributions...............................................................5
SECTION 3.02.     Additional Capital Contributions............................................................5
SECTION 3.03.     Withdrawals, Interest and Capital Accounts..................................................5


                                   ARTICLE IV

                                  Distributions

SECTION 4.01.     Distributions...............................................................................5
SECTION 4.02.     Distributions in Kind.......................................................................5
SECTION 4.03.     Tax Withholding.............................................................................6
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                                TABLE OF CONTENTS

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                                    ARTICLE V

                        Allocations and Other Tax Matters

SECTION 5.01.     Capital Accounts............................................................................6
SECTION 5.02.     Allocation of Net Profits and Net Losses....................................................7
SECTION 5.03.     Definition of Net Profits and Net Losses....................................................7
SECTION 5.04.     Federal Income Tax Allocations..............................................................7
SECTION 5.05.     Elections...................................................................................8
SECTION 5.06.     Fiscal Year.................................................................................8
SECTION 5.07.     Tax Matters Partner.........................................................................8
SECTION 5.08.     Other Tax Matters...........................................................................8


                                   ARTICLE VI

                                   Management

SECTION 6.01.     Delegation of Authority.....................................................................9
SECTION 6.02.     Management Committee........................................................................9
SECTION 6.03.     Employees; Officers.........................................................................11
SECTION 6.04.     Business Plan...............................................................................11
SECTION 6.05.     Matters Requiring the Consent of All Members................................................12


                                   ARTICLE VII

                               Dispute Resolution

SECTION 7.01.     Negotiation.................................................................................12
SECTION 7.02.     Dispute Resolution..........................................................................12


                                  ARTICLE VIII

                                Books and Records

SECTION 8.01.     Books and Records...........................................................................14
SECTION 8.02.     Reports to Members; Budgets.................................................................14
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                                TABLE OF CONTENTS

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                                   ARTICLE IX

                         Admission of Members; Transfers

SECTION 9.01.     Admission of Substitute or Additional Members...............................................15
SECTION 9.02.     Restriction on Transfer.....................................................................15
SECTION 9.03.     Right of First Refusal......................................................................15


                                    ARTICLE X

                         Exculpation and Indemnification

SECTION 10.01.    Exculpation and Indemnification.............................................................16
SECTION 10.02.    Liability of the Members....................................................................17


                                   ARTICLE XI

                      Dissolution, Liquidation and Transfer

SECTION 11.01.    Dissolution.................................................................................17
SECTION 11.02.    Liquidation.................................................................................17
SECTION 11.03.    Time Limitation.............................................................................18
SECTION 11.04.    Mandatory Transfers.........................................................................18
SECTION 11.05.    Claims of Members...........................................................................19


                                   ARTICLE XII

                                    DBC Loan

SECTION 12.01.    DBC Loan ...................................................................................19


                                  ARTICLE XIII

                            Agreement Not To Compete

SECTION 13.01.    Agreement Not To Compete....................................................................19
SECTION 13.02.    Enforcement.................................................................................21
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                                TABLE OF CONTENTS

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                                   ARTICLE XIV

                                  Miscellaneous

SECTION 14.01.    Amendments..................................................................................21
SECTION 14.02.    Notices ....................................................................................21
SECTION 14.03.    Counterparts................................................................................21
SECTION 14.04.    Severability................................................................................21
SECTION 14.05.    No Third-Party Beneficiaries................................................................22
SECTION 14.06.    Governing Law...............................................................................22
SECTION 14.07.    Publicity...................................................................................22
SECTION 14.08.    WAIVER OF JURY TRIAL........................................................................22
SECTION 14.09.    Consent to Jurisdiction.....................................................................22
SECTION 14.10.    Headings ...................................................................................22
SECTION 14.11.    Survival ...................................................................................22
SECTION 14.12.    No Waiver...................................................................................23
SECTION 14.13.    Entire Agreement............................................................................23
SECTION 14.14.    Further Assurance...........................................................................23


EXHIBIT A         Addresses for Notices
EXHIBIT B         Management Committee
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                                       iv

                  LIMITED LIABILITY COMPANY AGREEMENT dated as of October 29, 1997, between CBS INC., a New York corporation ("CBS"), and DATA BROADCASTING CORPORATION, a Delaware corporation ("DBC").


                              Preliminary Statement

                  WHEREAS, having formed a limited liability company with the name "Marketwatch.Com, LLC" (the "Company") under the Act (as hereinafter defined) by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on the date hereof, the parties hereto now desire to enter into this Agreement to govern their rights and obligations as members thereof;

                  WHEREAS, immediately following the execution and delivery of this Agreement, CBS ad DBC are entering into the Contribution Agreement dated as of the date hereof (the "Contribution Agreement"), among CBS, DBC and the Company; and

                  WHEREAS, simultaneously with the execution and delivery of the Contribution Agreement, CBS and the Company are entering into the License Agreement and DBC and the Company are entering into the DBC Services Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof applicable to each of them, hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Definitions. When used herein, the following terms have the following meanings:

                  "Act" means the Delaware Limited Liability Company Act as in effect from time to time, or any successor statute.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, Controlling or Controlled by or under common Control with such Person.

                  "Agreement" means this Limited Liability Company Agreement as it may be amended, supplemented or otherwise modified from time to time.

                  "Arbitrator" has the meaning assigned to that term in Section 7.02.

                  "Business" means the business conducted by the Company, which shall be the businesses conducted with the assets contributed to the Company by DBC pursuant to the

Contribution Agreement as such businesses may be expanded or otherwise changed from time to time by the Company pursuant to the terms hereof.

                  "Business Day" means a day that is not a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to be closed.

                  "Business Plan" has the meaning assigned to that term in
Section 6.04.

                  "Capital Account" has the meaning assigned to that term in
Section 5.01.

                  "CBS" has the meaning assigned to that term in the preamble.

                  "CBS Competitive Activities" has the meaning assigned to that term in Section 13.01(b).

                  "Certificate of Formation" means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware on the date hereof, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Company" has the meaning assigned to that term in the preamble.

                  "Contribution Agreement" has the meaning assigned to that term in the preamble.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests or a majority of all outstanding voting stock of such Person.

                  "DBC" has the meaning assigned to that term in the preamble.

                  "DBC Change of Control" has the meaning assigned to that term in Section 11.04.

                  "DBC Competitive Activities" has the meaning assigned to that term in Section 13.01(a)(i).

                  "DBC Loan" has the meaning assigned to that term in Section 12.01.

                  "DBC Offer" has the meaning assigned to that term in Section 11.04.

                  "DBC Services Agreement" means the Services Agreement dated as of the date hereof, among DBC and the Company.

                  "Definitive Documents" means this Agreement, the Contribution Agreement, the License Agreement, the DBC Services Agreement and all other agreements and documents contemplated by any of the foregoing , as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof or thereof, as applicable.

                  "Detrimental Activities" has the meaning assigned to that term in Section 13.01.

                  "Initial Capital Contributions" has the meaning assigned to that term in Section 3.01.

                  "Interest" means the interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

                  "License Agreement" means the License Agreement dated as of the date hereof, among CBS and the Company.

                  "Management Committee" has the meaning assigned to that term in Section 6.01.

                  "Member Nonrecourse Debt" means any Company liability (or portion thereof) that is a "partner nonrecourse debt" within the meaning of Treasury Regulation Section 1.704-2(b)(4).

                  "Members" means CBS and DBC and any Persons admitted as additional or substitute Members of the Company pursuant to Section 9.01.

                  "Membership Percentages" means, with respect to each Member, such Member's ownership Interest in the Company, expressed as a percentage. The initial Membership Percentages are 50% with respect to CBS and 50% with respect to DBC.

                  "Negotiation Period" has the meaning assigned to that term in
Section 7.02.

                  "Net Losses" has the meaning assigned to that term in Section 5.03.

                  "Net Profits" has the meaning assigned to that term in Section 5.03.

                  "Nonselling Member" has the meaning assigned to that term in
Section 9.03.

                  "Offer Notification" has the meaning assigned to that term in
Section 9.03.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization or other organization, whether or not a legal entity, and any governmental authority.

                  "Section 704(c) Property" means any property that is contributed to the Company at a time when its adjusted tax basis differs from its fair market value and any Company property that is the subject of a revaluation pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) at a time when its adjusted tax basis differs from its fair market value.

                  "Selling Member" has the meaning assigned to that term in
Section 9.03.

                  "Submission Date" has the meaning assigned to that term in
Section 7.02.

                  "Third Party Offer" has the meaning assigned to that term in
Section 9.03.

                  "Transfer" means, with respect to any item of property, any direct or indirect sale, assignment, disposition of or other transfer, pledge or encumbrance of such item, and "Transferred" has a meaning correlative to the foregoing.

                  "Triggering Event" has the meaning assigned to that term in
Section 11.04.

                  SECTION 1.02. Definitions Generally. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation" when such phrase does not otherwise appear. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. The article and section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All article, section, paragraph, clause, exhibit or schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   ARTICLE II

                               General Provisions

                  SECTION 2.01. Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware. Each member hereby adopts, confirms and ratifies the Certificate of Formation and all acts taken in connection therewith.

                  SECTION 2.02. Name. The name of the Company is
"Marketwatch.Com, LLC". The Management Committee may change the name of the Company or adopt such trade or fictitious names as it may determine with the approval of the Members.

                  SECTION 2.03. Term. The term of the Company began on the date hereof and shall continue in perpetuity or until terminated in accordance with the terms hereof.

                  SECTION 2.04. Purpose. The purpose of the Company shall be to carry on any lawful business, purpose or activity for a limited liability company under the Act.

                  SECTION 2.05. Registered Office/Agent. The registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                  SECTION 2.06. Principal Office. The Company's principal place of business will be at 1900 South Norfolk Street, San Mateo, CA 94403, or such other address as the Management Committee shall specify from time to time by written notice to the Members.

                  SECTION 2.07. Members. The addresses of the initial Members are as set forth in Exhibit A attached hereto.

                                   ARTICLE III

                              Capital Contributions

                  SECTION 3.01. Initial Capital Contributions. Pursuant to the Contribution Agreement, each of the Members will make an initial capital contribution (the "Initial Capital Contributions") as set forth in the Contribution Agreement in exchange for the their respective Interests. The Initial Capital Contributions made by each of the Members are deemed to have equal discounted present values.

                  SECTION 3.02. Additional Capital Contributions. Upon request from the Management Committee, and subject to the unanimous consent and approval of the Members, the Members will make additional capital contributions to the Company pro rata in accordance with their respective Membership Percentages.

                  SECTION 3.03. Withdrawals, Interest and Capital Accounts. No member shall have the right to withdraw any part of its capital contribution or to receive any distribution except in accordance with the provisions of this Agreement. No interest shall be paid on any capital contribution to the Company except as may be set forth in this Agreement. A member shall not have any obligation to the Company or to any other Member to restore any negative balance in the Capital Account of such Member.

                                   ARTICLE IV

                                  Distributions

                  SECTION 4.01. Distributions. The Company will make cash distributions to the Members in accordance with their Membership Percentages at such times and in such amounts as the Management Committee shall determine in its sole discretion.

                  SECTION 4.02. Distributions in Kind. The Company shall not distribute any assets in kind unless approved by all of the Members. Such property distributions shall be distributed based upon their fair market value in the same proportions as if cash were distributed.

If cash and property in kind are to be distributed simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member, unless otherwise agreed by the Members.

                  SECTION 4.03. Tax Withholding. Notwithstanding any provision herein to the contrary, the Management Committee may take any and all actions that it determines to be necessary or appropriate to ensure that the Company satisfies any and all withholding and tax payment obligations under Section 1441, 1445 or 1446 of the Code or any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, the Management Committee may withhold any amount of taxes that it determines is required to be withheld from amounts otherwise distributable to any Member pursuant to this
Article IV; provided, however, that such amount shall be deemed to have been distributed to such Member for purposes of applying this Agreement.

                                    ARTICLE V

                        Allocations and Other Tax Matters

                  SECTION 5.01. Capital Accounts. (a) There shall be established for each Member on the books of the Company an account (a "Capital Account") to be maintained pursuant to this Agreement. The Capital Account of each Member shall be credited with (i) the amount of all cash contributed by a Member to the Company, (ii) the fair market value of any property contributed to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code) and (iii) the amount of any Net Profits (or items of income) allocated to a Member pursuant to
Section 5.02, and shall be decreased by (a) the amount of any cash distributed to a Member by the Company, (b) the fair market value of any property distributed to a Member by the Company (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), (c) the amount of any expenditure of the Company described in Section 705(a)(2)(B) of the Code (or treated as a Section 705(a)(2)(B) expenditure for purposes of Section 704(b) of the Code) that is allocable to a Member and (d) the amount of any Net Losses (or item of loss or deduction) allocated to a Member pursuant to Section 5.02. The Capital Accounts of the Members shall also be adjusted appropriately for their respective shares of any other adjustment required under Treasury Regulation Sections 1.704-1(b) and 1.704-2.

                  (b) In the event that any Interest in the Company is Transferred, the transferee of such Interest shall succeed to the pro rata portion of the transferor's Capital Account attributable to such Interest.

                  (c) Upon the occurrence of any event specified in Treasury Regulation Section 1.704-1(b) (2) (iv) (f), the Management Committee may cause the Capital Accounts of the Members to be adjusted to reflect the fair market value of the Company's property at such time, as provided in such regulation.

                  SECTION 5.02. Allocation of Net Profits and Net Losses. (a) Subject to Section 5.02(b), the Net Profits and Net Losses of the Company for each taxable year shall be allocated among the Members pro rata in proportion to their respective Membership Percentages.

                  (b) Notwithstanding Section 5.02(a), special allocations of Net Profits, Net Losses or specific items of income, gain, loss or deduction may be required for any taxable year as follows:

                  (i) The Company shall allocate items of Company income and gain among the Members at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

                  (ii) Any deductions attributable to Member Nonrecourse Debt shall be allocated among the Members that bear the economic risk of loss for such Member Nonrecourse Debt in accordance with the ratios in which such Members share such economic risk of loss and in a manner consistent with the requirements of Treasury Regulation Sections 1.704-2(c), 1.704-2(i)(2) and 1.704-2(j) (1).

                  (iii) The Company shall specially allocate Net Losses and items of income and gain when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii) (d).

                  (iv) During the taxable year in which a liquidation occurs, the Company shall allocate Net Profits or Net Losses and any other item allocable to such taxable year such that the balance in each Member's Capital Account equals the amount to be distributed to that Member pursuant to Section 11.02(b).

                  (v) In the event a Member's contribution to the Company causes any Member to recognize income for Federal income tax purposes, the entire amount of any deductions associated with such contribution shall be allocated to the Member that recognizes income or, if more than one Member recognizes income as a result of such contributions to the Company, shall be allocated proportionately based upon the amount of income so recognized by each Member.

                  SECTION 5.03. Definition of Net Profits and Net Losses. The "Net Profits" or "Net Losses" of the Company, as appropriate, shall be the taxable income or tax loss of the Company as determined for Federal income tax purposes for a given taxable year, taking into account any separately stated items, increased by the amount of any tax exempt income of the Company during such taxable year and decreased by the amount of any Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) of the Company during such taxable year; provided, however, that items of income, gain, loss and deduction attributable to Section 704(c) Property shall be determined in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                  SECTION 5.04. Federal Income Tax Allocations. Section 5.02 provides for the allocation of Net Profits and Net Losses for accounting and Capital Account maintenance purposes. The Company's ordinary income and losses and capital gains and losses as determined for Federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) shall be allocated to the Members in the same proportions as the corresponding "book" items are allocated pursuant to the preceding provisions of this Article V; provided, however, that items of income, gain, loss and deduction relating to Section 704(c) Property shall be allocated in accordance with Section 704(c)(1)(A) of the Code and the Treasury Regulations thereunder. Items described in this Section shall neither be credited nor charged to the Members' Capital Accounts.

                  SECTION 5.05. Elections. (a) The Management Committee shall cause the Company to make an election under Section 754 of the Code upon receipt of a written request therefor from any transferee of an Interest permitted hereunder.

                  (b) The Members intend that the Company be treated as a partnership for Federal income tax purposes. Accordingly, neither the Management Committee nor any Member shall file any election on behalf of the Company that is inconsistent with that intent.

                  (c) Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Company under the Code or otherwise shall be made in such manner as may be reasonably determined by the Management Committee.

                  SECTION 5.06. Fiscal Year. The fiscal year of the Company shall end on the last day of December of each year.

                  SECTION 5.07. Tax Matters Partner. DBC, or such other Member as shall be designated by a majority in Membership Percentage, shall be the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code and shall act in any similar capacity under state or local tax law. The designated Member shall keep each other Member fully informed regarding matters for which it is responsible while acting in such capacity. The designated Member shall perform only ministerial duties in its capacity as "tax matters partner" and shall not take any material action in such capacity without the consent of the Management Committee. All reasonable expenses incurred by the "tax matters partner" while acting in such capacity shall be paid or reimbursed by the Company.

                  SECTION 5.08. Other Tax Matters. The Members agree to treat contributions made pursuant to the Contribution Agreement as governed by Section 721 of the Code, unless a final determination (which shall include the execution of a Form 870-AD or successor form) requires a different treatment for U.S. Federal income tax purposes. In the event that any taxing authority contests such agreed treatment of the contributions or the treatment of any other item as agreed to by the Members in the Definitive Documents, a Member receiving notice of such contest from such taxing authority shall promptly give written notice of such contest to each other Member. Such other Members may, at their own expense, participate in the defense of such contest. The Members shall reasonably cooperate in defending any such contest, and no Member shall settle or otherwise compromise such a contest without the written consent of the other Members (which shall not be unreasonably delayed or withheld). In the event of a Member's refusal to consent to a settlement, such Member shall, to the extent permitted by law, assume control of the defense of such contest, and such Member shall bear any legal fees incurred by such Member in undertaking such defense to the extent incurred after the assumption.

                                   ARTICLE VI

                                   Management

                  SECTION 6.01. Delegation of Authority. Except as otherwise provided herein, each of the Members agree that the power to direct and control the Company shall be delegated to a management committee (the "Management Committee"). Approval or action taken by the Management Committee in accordance with this Agreement shall constitute approval or action by the Company and shall be binding on each Member.

                  SECTION 6.02. Management Committee. (a) Voting and Members.
(i) CBS shall appoint three members of the Management Committee and DBC shall appoint three members of the Management Committee. Each member of the Management Committee, including any alternate member designated by any Member, shall be an employee of the Member making such appointment or an employee of the Company. The initial members and alternative members of the Management Committee and their respective telephone and telecopier numbers are set forth in Exhibit B.

                  (ii) For purposes of any approval or action taken by the Management Committee, each member of the Management Committee shall have one vote. Except as set forth herein, a majority vote of all of the members of the Management Committee shall constitute action on that matter that is binding upon the Company and the Members. In the event that the Vote of the Management Committee is evenly divided, and the members of the Management Committee cannot resolve such conflict by good faith negotiation within 15 days, the Management Committee shall, by written notice to the Members, submit such issue for resolution as set forth in Article VII hereof.

                  (iii) The quorum necessary for any meeting of the Management Committee shall be those members entitled to cast all of the votes held by the members of the Management Committee. A quorum shall be deemed not be present at any meeting for which notice was not properly given as provided for herein, unless the member or members as to whom such notice was not properly given attend such meeting without protesting the lack of notice or duly execute and deliver a written waiver of notice or a written consent to the holding of such meeting.

                  (iv) Each Member shall be entitled to name an alternate member to serve in the place of any member of the Management Committee appointed by such Member should any such member not be able to attend a meeting or meetings of the Management Committee. Each member or alternate member shall serve at the request of the designating Member and may be removed as such by the designating Member with or without cause. Each Member shall bear any cost incurred by any member designated by it to serve on the Management Committee, and no member of the Management Committee shall be entitled to compensation from the Company for serving in such capacity. Each member shall notify the other Member and the Company of the name, business address and business telephone and facsimile numbers of each member and each alternate member that such Member has appointed to the Management Committee. Each Member shall promptly notify the other Member and the Company of any change in such Member's appointments or of any change in any such address or number. Each appointment by a Member to the Management Committee shall remain in effect until the Member making such appointment notifies the Company of a change in such appointment. The resignation or removal of a member of the Management Committee shall not invalidate any act of such member taken before the giving of such written notice of the removal or resignation of such member.

                  (v) Any action taken by a member of the Management Committee in such member's capacity as such shall, so far as the Members are concerned, be deemed to have been duly authorized by the Member that appointed such member; provided, however, that any such action shall not be deemed to be an approval, consent or agreement of such Member for any purposes of this Agreement for which approval, consent or agreement must be separately obtained from such Member pursuant to the terms of this Agreement.

                  (vi) CBS shall be entitled to appoint the Chairman of the Management Committee.

                  (b) Meetings and Notices. (i) Meetings of the Management Committee, which shall be led by the Chairman of the Management Committee, shall be held at the principal offices of the Company or at such other place as may be determined by the Management Committee. A meeting of the Management Committee may be held by conference telephone or similar communications equipment by means of which all members participating in the meeting can be heard by all other participants. Regular meetings of the Management Committee shall be held at least semi-annually on such dates and at such times as shall be determined by the Management Committee. Notice of any regular meeting shall be given to each member of the Management Committee by the Company or any Member at least five Business Days prior to such meeting. Special meetings of the Management Committee may be called by any Member on at least five Business Days' notice to each member and alternate member thereof, which notice shall state the purpose or purposes for which such meeting is being called. The failure to identify specifically any action to be taken or business to be transacted at a special meeting shall not invalidate any action taken or business transacted at such special meeting.

                  (ii) The actions taken by the Management Committee at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the member or members as to whom it was improperly held duly executes and delivers a written waiver of notice or a written consent to the holding of such meeting. A vote of the Management Committee may be taken either in a meeting of the members thereof or by unanimous written consent without a meeting.

                  (iii) Unless otherwise determined by the Management Committee with respect to any meeting of the Management Committee, any member of the Management Committee may bring a reasonable number of nonvoting observers (including lawyers and accountants) to any meeting of the Management Committee. The Management Committee may establish reasonable rules and regulations to limit the number and participation of observers and require them to observe confidentiality obligations.

                  (iv) The Management Committee may establish reasonable rules and regulations to provide for the keeping of minutes and other internal Management Committee governance not inconsistent with the terms of this Agreement.

                  (c) Nothing in this Section shall derogate from the power of the Members, which is absolute, to mutually agree in writing to cause the Company to act or refrain from acting.

                  (d) Notwithstanding anything herein to the contrary, the Company may enforce its rights under any agreement with any Member without such Member's consent and without the approval of the members of the Management Committee appointed by such Member.

                  SECTION 6.03. Employees; Officers. (a) General. (i) The Management Committee shall retain and employ officers, including a Chief Executive Officer and such other officers as shall be deemed necessary or advisable to operate the Company; provided, however, that CBS shall be entitled to appoint the Chairman of the Management Committee (pursuant to clause 6.01(a)(iv)) and DBC shall be entitled to appoint the Chief Executive Officer, who shall be one of the members of the Management Committee appointed by DBC hereunder.

                  (ii) The Chief Executive Officer and the Chairman of the Management Committee shall jointly approve the appointment of all key personnel of the Company other than the Chief Executive Officer, subject, in each case, to the ratification of such appointments by the Management Committee. The officers of the Company shall be subject to removal with or without cause by the Management Committee; provided, however, that the Chief Executive Officer shall be subject to removal without cause only by DBC, and the Chairman shall be subject to removal without cause only by CBS.

                  (iii) All officers of the Company (other than the Chief Executive Officer) shall (A) report to the Chief Executive Officer or another officer designated by the Chief Executive Officer and (B) attend meetings of the Management Committee as requested.

                  (b) The Chief Executive Officer. The Chief Executive Officer shall be the most senior officer of the Company and shall be responsible for the day to day operation of the Company, subject to the control of the Management Committee. He or she shall report to the Management Committee.

                  SECTION 6.04. Business Plan. The Chief Executive Officer will prepare annually a business plan for the Company which will be submitted to the Management Committee for approval (the business plan so approved, the "Business Plan"). If any annual update of the Business Plan is not approved as set forth herein, then the prior Business Plan then in effect in accordance with this Section will continue in effect.

                  SECTION 6.05. Matters Requiring the Consent of All Members.
(a) Each Member shall designate one individual who shall be authorized to act on behalf of such Member in connection with consents or approvals necessary or appropriate pursuant to the terms of this Agreement; provided that all such acts on behalf of a Member shall be in writing. Each Member agrees to give any consent or approval required pursuant to the terms of this Agreement, or to indicate that such consent or approval will not be given, within 30 days of written request by the other Member or the Company.

                  (b) Each provision of this Agreement that requires the vote, consent or approval of the Members shall require the vote, consent or approval of each Member, notwithstanding the size of such Member's Interest in the Company or its entitlement to allocations or distributions.

                                   ARTICLE VII

                               Dispute Resolution

                  SECTION 7.01. Negotiation. (a) The Members shall attempt in good faith to resolve promptly any impasse on any issue before the Management Committee by referring such matters to negotiation between Bill Korn, Executive Vice President, Planning and Operations of CBS, and Mark Imperiale, Chief Operating Officer of DBC, or, in the event that either of such officers is no longer serving in such position or a comparable senior executive position, a senior executive of such Member designated by such member.

                  (b) If any Member determines in good faith that there is a disagreement among the Members as to the need for additional capital contributions to the Company or as to the scope of the business or activities to be conducted by the Company or any other fundamental strategic matter relating to the Company, such Member shall give written notice to the other Members of such disagreement. Such disagreement shall be referred for negotiation between Bill Korn, Executive Vice President, Planning and Operations of CBS, and Mark Imperiale, Chief Operating Officer of DBC, or, in the event that either of such officers is no longer serving in such position or a comparable senior executive position, a senior executive of such Member designated by such Member. In the event that such disagreement has not been resolved to the mutual satisfaction of each Member within 30 days after the delivery notice of such disagreement, any Member may give notice in writing to the other Members of its election to trigger the mandatory transfer provisions of Section 11.04.

                  SECTION 7.02. Dispute Resolution. Any claim or controversy with respect to a matter which is within the authority of the Management Committee and which is not resolved within 15 days (the "Negotiation Period") after the Members receive written notice of the impasse of the Management Committee pursuant to Section 6.02(a)(ii), will, upon the request of either Member, be resolved by arbitration as set forth below. The Members agree that the dispute resolution procedure described in this Section 7.02 shall not apply to any matter other than those specifically contemplated by the previous sentence, including, without limitation, any dispute regarding the interpretation of this Agreement, the rights and obligations of the Members under this Agreement or other matters not involving the management of the business, operations or affairs of the Company. Such arbitration shall be conducted in accordance with the following:

                  (a) As promptly as practicable (and in any event within 10 days) after the expiration of the Negotiation Period, the Company shall appoint an arbitrator from the list attached hereto as Schedule 7.02. The arbitrator appointed shall be the first name listed on such Schedule or if such person does not consent to serve as the arbitrator, the next such person on such Schedule who so consents to serve (the "Arbitrator"). Notwithstanding the foregoing, in the event that the Arbitrator so selected has already served as an arbitrator under this Agreement, then such Arbitrator shall be disqualified if any of the Members so elect and the next name listed on such Schedule (provided such next person has not served in the capacity of arbitrator (as set forth above)) shall be considered to be the "first name listed" for purposes of the selection of the Arbitrator. The foregoing disqualification shall not occur if such disqualified but otherwise consenting Arbitrator is the only consenting person on such Schedule, or if all other persons on such Schedule are similarly disqualified (i.e., have served as arbitrator an equal number of times). The Arbitrator shall then proceed under the procedures outlined in this Section 7.02.

                  (b) Following the designation of the Arbitrator, the Members, together with the Arbitrator, shall promptly undertake appropriate informal efforts to mediate and negotiate a solution to the matter covered by the original notice.

                  (c) If a negotiated solution cannot be achieved within 10 Business Days after the date on which the Arbitrator is appointed, then the Arbitrator shall promptly notify the Members of such fact and the matter will be resolved as set forth below.

                  (i) Each of the Members will submit to the Arbitrator (and provide copies of the same to the other Member), in writing, within 5 Business Days after such notice from the Arbitrator (the date by which both Members shall have made such submissions is referred to herein as the "Submission Date"), its statement of facts with respect to the disputed matter, together with its proposed resolution of the matter, all in reasonable detail and containing such supporting materials as it may choose to submit. The Arbitrator will resolve the dispute by choosing one of the proposed resolutions, without modification, using the principles set forth in subclause (ii) below to make such determination:

                  (ii) In resolving the dispute, the Arbitrator shall select the proposed resolution that it believes to be in the best interests of the Company;

                  (iii) No hearings or other form of discovery shall be conducted, provided that each Member shall make itself available to respond to inquiries from, and provide information requested by, the Arbitrator;

                  (iv) The Arbitrator shall issue a decision within 15 Business Days after the Submission Date; and

                  (v) The fees and expenses of the Arbitrator will be shared equally between the Members. All other costs incurred by a Member in connection with such arbitration shall be borne by the Member incurring such cost.

                  (d) In connection with the enforcement of the mediation and arbitration provisions of this Section 7.02, any agreement, decision or award shall be final and conclusive as to any such claim.

                                  ARTICLE VIII

                                Books and Records

                  SECTION 8.01. Books and Records. The Management Committee shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Management Committee. Each Member and its duly authorized representatives shall have the right to examine and copy the Company's books, records and documents during normal business hours. The Company's books of account shall be kept in accordance with generally accepted accounting principles, consistently applied. The Company's independent auditors shall be an independent public accounting firm selected by the Management Committee.

                  SECTION 8.02. Reports to Members; Budgets. (a) Within 60 days after the end of each of the first three fiscal quarters of each year, the Company shall prepare and mail to the Members an unaudited report setting forth:
(i) a balance sheet of the Company as of the end of such fiscal quarter and (ii) an income statement of the Company for such fiscal quarter, comparing actual results to the budget for such period.

                  (b) The Company shall use diligent efforts to prepare (or cause to be prepared) and mail to the Members, within 120 days after the end of each fiscal year, an audited report setting forth: (i) a balance sheet of the Company as of the end of such fiscal year, (ii) an income statement of the Company for such fiscal year, and (iii) a statement of such Member's Capital Account as of the end of such fiscal year.

                  (c) The Company shall use reasonable efforts to prepare or cause the Company's independent accountants to prepare and transmit to each Member within 90 days following each calendar quarter a Federal income tax schedule and such other tax information as may be reasonably necessary to enable such Member to prepare its Federal, state and local income tax returns as they relate to the Company for such fiscal year. The Company will provide estimates of the Company's taxable income as may be reasonably requested by any Member in writing from time to time.

                                   ARTICLE IX

                         Admission of Members; Transfers

                  SECTION 9.01. Admission of Substitute or Additional Members. No substitute or additional Member shall be admitted to the Company without the prior written approval of each of the other Members.

                  SECTION 9.02. Restrictions on Transfer. (a) No Member shall Transfer its Interest in the Company except for Transfers in accordance with Sections 9.02(b) or 11.04. Any purported Transfer of all or any part of any Interest in the Company in violation of this Section 9.02(a) shall be null and void ab initio and of no force or effect.

                  (b) The Interest of a Member in the Company may be Transferred only in whole and not in part, may only be Transferred by a sale of such Member's entire Interest in the Company and, other than Transfers by CBS pursuant to the exception to the immediately succeeding sentence, may only be transferred following the fifth anniversary of the date hereof. A Member may Transfer its Interest only pursuant to a sale after such Member has fully complied with the provisions of Section 9.03 with respect to such sale, except that CBS may Transfer its Interest to any entity controlling, controlled by or under common control with, CBS, or to any entity that acquires CBS by purchase of stock or by merger or otherwise, or by acquiring all or substantially all of CBS's assets, without complying with such provisions. Regardless of whether a Transfer of an Interest in the Company is permitted hereunder, such Transfer will not release the transferor from any liability under this Agreement, whether arising before or after such Transfer, unless and until the transferee is admitted as a Member of the Company in accordance with Section 9.01.

                  SECTION 9.03. Right of First Refusal. If at any time a Member shall desire to Transfer its Interest in the Company to a third party, then such Member (the "Selling Member") shall obtain a bona fide written offer from an unaffiliated third party (a "Third Party Offer") to purchase all, but not less than all, the Interest of the Selling Member. No Third Party Offer shall encompass or be conditioned upon the sale of any property other than all, but not less than all, the Interest of the Selling Member in the Company. If the Selling Member wishes to accept a Third Party Offer, it shall give a notice (an "Offer Notification") to the other Member (the "Nonselling Member") which shall include a copy of the Third Party Offer and shall set forth in reasonable detail the name and address of the proposed buyer, the identities of the proposed buyer's business principals, the nature of the proposed buyer's and its Affiliates' business, and the amount, terms and conditions of the sales price. The Nonselling Member shall then have 60 days to give notice to the Selling Member that it wishes to a acquire all, but not less than all, the Interest of the Selling Member at the price and on the terms and conditions set forth in such Third Party Offer; provided, however, that if any consideration to be paid to the Selling Member pursuant to the Third Party Offer is other than cash, the Nonselling Member shall have the option to pay either such non-cash, consideration or the fair market value thereof in connection with exercising its right of first refusal hereunder. Such notice from the Nonselling Member shall state a closing date no later than the later of 90 days after the date of such notice and the closing date set forth in the Third Party Offer. If the Nonselling member (i) does not give such notice within the 60-day period following the Offer Notification from the Selling Member or (ii) does give such notice but fails to close the sale within the time period stated in the immediately preceding sentence, then the Selling Member may, no later than 120 days after the latter to occur of the dates referred to in clauses (i) and (ii) above, sell all, but not less than all, its Interest to the third party at the price and on terms and conditions no less favorable to the Selling Member than those contained in the Third Party Offer.

                                    ARTICLE X

                         Exculpation and Indemnification

                  SECTION 10.01. Exculpation and Indemnification. (a) No Member shall be liable to the Company or to any other Member for any losses, claims, damages or liabilities arising from, relating to, or in connection with, this Agreement or the business or affairs of the Company, except for any losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Member's gross negligence, willful misconduct or from the failure by such Member to make a capital contribution required to be made by it pursuant to Article III.

                  (b) The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Member against any losses, claims, damages or liabilities to which such Member may become subject in connection with any matter arising from, relating to, or in connection with, this Agreement or the business or affairs of the Company, except for any losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Member's gross negligence, willful misconduct or from the failure by such Member to make a capital contribution required to be made by it pursuant to Article III. If any Member becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising from, relating to, or in connection with this Agreement or the business or affairs of the Company, whether or not pending or threatened and whether or not any Member is a party thereto, the Company will periodically reimburse such Member for its actual legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith upon submission by such Member of paid receipts or other evidence of such expenses satisfactory to the Company; provided, however, that such Member shall promptly repay to the Company the amount of any such reimbursed expenses paid to it to the extent that it shall ultimately be determined that such Member is not entitled to be indemnified by the Company in connection with such action, proceeding or investigation as provided in the exception contained in the immediately preceding sentence. If for any reason (other than the gross negligence or willful misconduct of such Member) the foregoing indemnification is unavailable to such Member, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such member as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Member on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

                  (c) Notwithstanding anything else contained in this Agreement, the reimbursement, indemnity and contribution obligations of the Company under paragraph (b) above shall (i) be in addition to any liability that the Company may otherwise have, (ii) extend upon the same terms and conditions to the directors, officers, trustees, committee members, employees, stockholders, members, partners, agents and representatives of each Member and of each Affiliate of each Member, (iii) be binding upon and inure to the benefit of any successors or assigns permitted under this Agreement, heirs and personal representatives of each member and (iv) be limited to the assets of the Company.

                  (d) The foregoing provisions of this Section shall survive any termination of this Agreement.

                  SECTION 10.02. Liability of the Members. Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. Except as otherwise expressly provided in the Act, the liability of each Member for capital contributions shall be limited to the amount of capital contributions required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement. In no event shall any Member enter into any agreement or instrument that would create or purport to create personal liability on the part of any other Member for any debts, obligations or liabilities of the Company without the prior written consent of such other Member.

                                   ARTICLE XI

                      Dissolution, Liquidation and Transfer

                  SECTION 11.01. Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the bankruptcy or dissolution of any Member, unless within 90 days of such event a majority of the remaining Members determine to continue the business of the Company.

                  SECTION 11.02. Liquidation. (a) Upon a dissolution pursuant to
Section 11.01, the Company's business and assets shall be liquidated in an orderly manner. The Management Committee shall act as the liquidator to wind up the affairs of the Company pursuant to this Agreement. If there shall be no Management Committee, the remaining Members may approve one or more liquidators to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator shall be authorized to sell, distribute, exchange or otherwise dispose of Company assets in accordance with the Act in any reasonable manner that the liquidator shall determine to be in the best interest of the Members.

                  (b) The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

                  (i) first, to creditors of the Company that are not Members (or Affiliates of Members) in order of priority as provided by law in payment of unpaid liabilities of the Company to the extent required by law or under agreement with such creditors;

                  (ii) second, to the setting of any reserves which the liquidator reasonably deems necessary for any anticipated, contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the conduct of the Company's business, provided that at the expiration of such period the balance thereof shall be distributed in accordance with the balance of this Section 11.02(b);

                  (iii) third, to any Member (or Affiliate of a Member) for any other loans or debts owing to such Member (or Affiliate) by the Company (including reimbursement of costs or expenses incurred on behalf of the Company in accordance with the terms hereof);

                  (iv) fourth, the balance, if any, pro rata to each Member in accordance with its Membership Percentage.

                  SECTION 11.03. Time Limitation. Any liquidating distribution pursuant to this Article XI (except pursuant to Section 11.02(b) (ii)) shall be made no later than the later of (a) the end of the taxable year during which such liquidation occurs and (b) 90 days after the date of such liquidation.

         SECTION 11.04. Mandatory Transfers. (a) Not withstanding anything herein to the contrary, and absent agreement of the Members to do otherwise, one Member shall purchase the other Member's Interest in the Company pursuant to the terms of Section 11.04(b) upon the earliest to occur of: (i) the mutual written agreement by the Members to terminate the Company, (ii) CBS giving notice in writing to DBC of its election to trigger the mandatory transfer provisions of this Section 11.04 within 60 days after any Person has acquired ownership of more than 30% of the outstanding shares of common stock, par value $.01 per share or securities representing, in the aggregate, more than 30% of the voting power, of DBC, or all or substantially all of DBC's assets, (a "DBC Change of Control"), without the prior written consent of CBS, (iii) the entry of a decree of judicial dissolution of the Company pursuant to Section 802 of the Act or
(iv) any Member giving notice in writing to the other Members of its election to trigger the mandatory transfer provisions of this Section 11.04 pursuant to
Section 7.01(b) (each, a "Triggering Event"). The parties hereby agree that DBC may give CBS confidential notice of its intent to enter into an agreement which would cause a DBC Change of Control, together with a description of the party with whom DBC intends to effect such a transaction. CBS shall have twenty (20) days from receipt of such notice to respond to DBC in writing as to whether it would elect to trigger the mandatory transfer provisions of this Section 11.04 with respect to such potential DBC Change of Control. If, and only if, CBS notifies DBC that it would not make such election, CBS shall be deemed to have waived its right to trigger such mandatory transfer provisions with respect to such potential DBC Change of Control.

                  (b) Upon the occurrence of a Triggering Event and (i) prior to the first anniversary of the date hereof, DBC shall pay CBS, within 45 days of the occurrence of such event, the sum of 50% of the aggregate rate card value of the advertising time actually contributed by CBS to the Company pursuant to the terms of the Contribution Agreement (such amount not to exceed $5,000,000) and 30% of the net advertising revenue of the Company prior to such Triggering Event in exchange for CBS's Interest, and (ii) on or after the first anniversary of the date hereof, DBC shall, within 30 days of the date of the Triggering Event, submit in writing to CBS and the Company an offer to purchase, within 45 days from acceptance of such offer, for cash (the "DBC Offer") all of CBS's Interest; thereafter, CBS shall have 30 days to accept such offer by written notice to DBC and the Company or to purchase all of DBC's Interest for: (A) 245% of the DBC Offer, if the Triggering Event occurred on or after the first anniversary and before the second anniversary of the date hereof, (B) 163% of the DBC Offer, if the Triggering Event occurred on or after the second anniversary and before the third anniversary of the date hereof and (C) 100% of the DBC Offer, if the Triggering Event occurred on or after the third anniversary of the date hereof. Upon the consummation of a Transfer by either Member pursuant to the above, the other Member shall be released from all of its rights and obligations hereunder and under the Definitive Documents and shall no longer be a Member.

                  SECTION 11.05. Claims of Members. The Members shall look solely to the Company's assets for the return of their capital contributions, and if the assets of the Company remaining after payment of or reasonable provision for the payment of all liabilities of the Company are insufficient to return such capital contributions, the Member shall have no recourse against the Company or any other Member.

                                   ARTICLE XII

                                    DBC Loan

                  SECTION 12.01. DBC Loan. Until the third anniversary of the date hereof, DBC shall provide to the Company, on an unsecured, revolving basis, loans in amounts up to an aggregate of $5,000,000 (the "DBC Loan") to be used by the Company in connection with the Business, including but not limited to for working capital financing. Any loans made by DBC to the Company pursuant to this
Article XII shall bear interest at a variable rate per annum equal to the rate announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City plus 2% (but in no event higher than the highest lawful rate), and shall be repayable by the Company from time to time as soon as possible at such time or times as the Company shall have sufficient cash or cash equivalents to make such payment or payments after taking into account the cash needs of the Company.

                                  ARTICLE XIII

                            Agreement Not To Compete

                  SECTION 13.01. Agreement Not To Compete. (a) Agreement of DBC Not To Compete. DBC understands that the Company shall be entitled to protect and preserve the going concern value of the Business to the extent permitted by law and, therefore, for a period ending on the earlier of the fifth anniversary of the date hereof and such date on which neither DBC or any of its wholly owned subsidiaries is a Member, DBC shall not, and shall cause its Affiliates not to, directly or indirectly, without the prior written consent of each other Member:

                  (i) (A) sell advertising on an Internet website that primarily disseminates or delivers business or financial new or information or
         (B) use the Internet to sell real time snap-quotes to institutional or individual subscribers or customers who pay a fee for such information ("DBC Competitive Activities"), including assisting any person in any way to do, or attempt to do, anything prohibited by this clause; and

                  (ii) perform any action, activity or course of conduct that is substantially detrimental to the Business or business reputation ("Detrimental Activities"), including (A) soliciting, recruiting or hiring any employees of the Business or persons who have worked for the Business, (B) soliciting or encouraging any employee of the Business to leave the employment of the Business and (C) disclosing or furnishing to anyone any confidential information relating to the Business or otherwise using such confidential information for its own benefit or the benefit of any other person;

                  The Company acknowledges that the maintenance and continued operation of dbc.com by DBC shall not be considered to be a violation of this
Section 13.01(a) provided that dbc.com does not engage in any DBC Competitive Activities or Detrimental Activities.

                  (b) Agreement of CBS Not To Compete. CBS understands that the Company shall be entitled to protect and preserve the going concern value of the Business to the extent permitted by law and, therefore, for a period ending on the earlier of the fifth anniversary of the date hereof and such date on which neither CBS or any of its wholly owned subsidiaries is a Member, CBS shall cause the CBS Television Network (which, for purposes of this Section 13.01(b), shall mean the News, Sports and Entertainment Divisions of CBS Inc.) not to engage in or establish any new on-line businesses that primarily engage in delivering comprehensive real-time or delayed stock market quotations or financial news in the English language over the Internet to consumers ("CBS Competitive Activities").

                  (c) Sections 13.01(a) and 13.01(b) shall be deemed not breached as a result of the ownership by CBS or DBC or any of their respective Affiliates of:

                  (i) less than an aggregate of 5% of any class of stock of a Person engaged, directly or indirectly, in CBS or DBC Competitive Activities, respectively;

                  (ii) less than 10% in value of any instrument of indebtedness of a Person engaged, directly or indirectly, in CBS or DBC Competitive Activities, respectively;

                  (iii) a Person that engages, directly or indirectly, in CBS or DBC Competitive Activities, respectively, if such CBS or DBC Competitive Activities account for less than 10% of such Person's consolidated annual revenues; or

                  (iv) a Person that engages, directly or indirectly, in CBS or DBC Competitive Activities, respectively, if such CBS or DBC Competitive Activities are not the predominant business of such Person and if CBS or DBC, or their respective Affiliates, as applicable, uses reasonable efforts to divest the business of such Person that constitutes a CBS or DBC Competitive Activity, as applicable, and actually divests itself of such business within 270 days of the acquisition thereof.

                  The Members and the Company acknowledge that the provisions of this Section 13.01 shall terminate and cease to apply in the event that the Company is dissolved or liquidated; provided, however, that the provisions of this Section 13.01 or a successor provision mutually agreeable to CBS and DBC shall continue to apply in the event that the Company's organization as a limited liability company is terminated but the Business is continued by CBS and DBC in the form of a new Person.

                  SECTION 13.02. Enforcement. Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedies at law would be inadequate in the case of any breach of the covenants contained in Sections 13.01(a) and 13.01(b). Therefore, the Company shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

                                   ARTICLE XIV

                                  Miscellaneous

                  SECTION 14.01. Amendments. This Agreement and the Certificate of Formation may be amended, supplemented or otherwise modified only by written instrument executed by each Member.

                  SECTION 14.02. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or, if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), at the address for such Person set forth in Exhibit A or at such other address as such Person may hereafter specify.

                  SECTION 14.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

                  SECTION 14.04. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

                  SECTION 14.05. No Third-Party Beneficiaries. Except as provided in Article X, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  SECTION 14.06. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of laws principles of such state.

                  SECTION 14.07. Publicity. No advertisement, press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement will be made or disseminated without the consent of the Members.

                  SECTION 14.08. WAIVER OF JURY TRIAL. THE MEMBERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  SECTION 14.09. Consent to Jurisdiction. Each Member irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any Definitive Document, or any transaction contemplated hereby or thereby. Each Member agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Member further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Exhibit A shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this
Section 14.09. Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Definitive Document or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 14.10. Headings. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 14.11. Survival. The covenants contained in this Agreement which, by their terms, require their performance after the expiration or termination of this Agreement shall be enforceable notwithstanding the expiration or other termination of this Agreement.

                  SECTION 14.12. No Waiver. The failure of any Member to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Agreement, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of any one or more of said obligations of this Agreement or of the right to exercise such election, but the same shall continue in full force and effect with respect to any subsequent breach, act or omission, whether of a similar nature or otherwise.

                  SECTION 14.13. Entire Agreement. This Agreement and the Definitive Documents, along with the Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Definitive Documents.

                  SECTION 14.14. Further Assurance. Each party hereto shall execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary more fully to effectuate the terms of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                                        CBS INC.,

                                           by

                                             /s/ FREDRIC G. REYNOLDS
                                             -----------------------------------
                                             Name:  Fredric G. Reynolds
                                             Title: Executive Vice President and
                                                    Chief Financial Officer



                                        DATA BROADCASTING CORPORATION,

                                           by

                                             /s/ MARK F. IMPERIALE
                                             -----------------------------------
                                             Name:  Mark F. Imperiale
                                             Title: President

                                                                       EXHIBIT A


                              Addresses for Notices


                           (i)      if to the Company,

                                    c/o Data Broadcasting Corporation
                                    1900 South Norfolk Street
                                    San Mateo, CA  94403

                                    Attention:  Larry Kramer

                  with a copy to CBS and DBC as set forth below;

                           (ii)     if to CBS,

                                    CBS Inc.
                                    51 West 52nd Street
                                    New York, NY  10019

                                    Attention:  Derek Reisfield

                  with copies to:

                                    CBS Inc.
                                    51 West 52nd Street
                                    New York, NY  10019

                                    Attention:  Sanford Kryle, and

                                    Cravath, Swaine & Moore
                                    825 Eighth Avenue
                                    New York, NY  10019

                      Attention: Peter S. Wilson, Esq.; and

                           (iii)    if to DBC,

                                    Data Broadcasting Corporation
                                    1900 South Norfolk Street
                                    San Mateo, CA  94403

                                    Attention:  Mark Imperiale
                 with a copy to:

                                    Camhy Karlinsky & Stein LLP
                                    1740 Broadway
                                    Sixteenth Floor
                                    New York, NY  10019

                                    Attention:  Alan I. Annex, Esq.

                                                                       EXHIBIT B


                              Management Committee



DBC Management Committee Members:

Larry Kramer
Mark Imperiale
James Kaplan

DBC Alternate Management Committee Members:

Allan Tessler

CBS Management Committee Members:

Harry Fuller
Linda Fluger
Derek Reisfield

CBS Alternate Management Committee Members:

Tom Gentile

                                                                   Schedule 7.02


                                   Arbitrators


1.       Peter Vestal, Esq.
         Law Offices of Peter Vestal
         300 Montgomery Street (Suite 300)
         San Francisco, CA  94104
         (415) 956-2580

2.       Mr. Leonard Toboroff
         c/o Riddell
         900 Third Avenue
         New York, NY  10022
         (212) 826-4300

3.       Theodore A. Kury, Esq.
         Debevoise & Plimpton
         875 Third Avenue
         New York, NY 10022
         (212) 909-6388

4.       Mr. Robert H. Lessin
         Vice Chairman
         Smith Barney, Inc.
         388 Greenwich Street
         New York, NY  10013
         (212) 816-7695

5.       Robert McDowell, Esq.
         9129 Old Courthouse Road
         Vienna, VA
         (703) 938-0128

6.       Paulette Kendler, Esq.
         Hutton Ingram Yuzek Gainen Carroll & Bertolotti
         250 Park Avenue
         New York, NY  10177
         (212) 907-9600

7.       Mr. Theodore MacVeagh
         Bromberg & Sonstein LLP
         125 Summer Street
         Boston, MA  02110
         (617) 661-6505

8.       Mr. Arthur Dubrof
         Enhance Financial Services Inc.
         335 Madison Avenue
         New York, NY  10017
         (212) 983-3100

9.       Mr. Chris Gerard
         Reynolds, Richards LLP
         67 Wall Street
         New York, NY  10005

10.      Mr. John Castro
         Merrill
         1 Merrill Circle
         St. Paul, MN  55108
         (612) 646-4501



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